FORBEARANCE AGREEMENT

This Forbearance Agreement ("Agreement") is made this 7th day of July, 2004 by and among Stronghold Technologies, Inc., a New Jersey corporation ("Stronghold NJ"), Stronghold Technologies, Inc., a Nevada corporation ("Stronghold Nevada") (Stronghold NJ and Stronghold Nevada individually referred to as a "Borrower" and together referred to as the "Borrowers"), both Borrowers having an address of 106 Allen Road, Basking Ridge, New Jersey, 07920, Christopher J. Carey, residing at 450 Claremont Road, Bernardsville, New Jersey 07924 (the "Guarantor"), Mary W. Carey, residing at 450 Claremont Road, Bernardsville, New Jersey 07924 (the "Limited Guarantor")(the Guarantor and the Limited Guarantor being together referred to as the "Guarantors"), and PNC Bank, National Association, as successor by merger to UnitedTrust Bank, Two Tower Center Boulevard, East Brunswick, New Jersey 08816 ("Lender").

BACKGROUND

A. The Borrowers, the Guarantor and the Lender entered into a certain Loan Agreement dated as of September 30, 2002 (the "Loan Agreement"), and related agreements and documents to establish a certain loan (the "Loan"), as currently evidenced by a certain Commercial Loan Note from Borrowers to Lender in the original principal amount of $1,500,000.00 dated as of September 30, 2002 (the "Note") and to otherwise reflect certain loan arrangements between the parties.

B. The Loan and all other existing and future obligations of Borrowers to Lender are secured by a first lien on and security interest in all of Borrowers' now existing and hereafter acquired and arising property, including without limitation, accounts, chattel paper, documents, instruments, investment property, general intangibles, goods, inventory, equipment and fixtures, and all cash and non-cash proceeds (including without limitation, insurance proceeds) of all of the foregoing property and all additions and accessions thereto, substitutions therefor and replacements thereof (the "Collateral"), as evidenced by two Security Agreements (one from each Borrower) to Lender dated as of September 30, 2002 (collectively, the "Security Agreements") and by a second mortgage lien on real property owned by the Guarantors located at 450 Claremont Road, Bernardsville, NJ (the "Real Property") as evidenced by a certain Mortgage, Security Agreement and Assignment of Leases (the "Mortgage") from the Guarantors to Lender dated July

31, 2003 and recorded in the Somerset County Clerk's office on September 12, 2003 in Mortgage Book 5457 at page 800 (the "Mortgage").

C. Pursuant to the terms of a certain Guaranty of Payment (the "Guaranty Agreement") dated as of September 30, 2002 from the Guarantor to Lender, the Guarantor unconditionally guaranteed all of the existing and future liabilities of Borrowers to Lender.

D. Pursuant to the terms of a certain Limited Guaranty (the "Limited Guaranty") dated July 31, 2003 from the Limited Guarantor to the Lender, the Limited Guarantor unconditionally guaranteed the repayment of the Loan, her liability thereunder being limited to her interest in the Real Property (the Guaranty Agreement and the Limited Guaranty are collectively referred to as the "Guaranty Agreements").

E. Pursuant to the terms of a First Modification to Loan Agreement and Note (the "First Modification") among the Borrowers, the Guarantor and the Lender dated as of July 31, 2003, the parties agreed to modify certain terms of the Loan Agreement and Note.

F. For the purposes hereof, the Loan Agreement, the Note, the Guaranty Agreement, the Limited Guaranty, the Security Agreements, the Mortgage, the First Modification and all other agreements, instruments and documents executed pursuant thereto are sometimes hereinafter collectively called the "Existing Financing Agreements." The Existing Financing Agreements are fully enforceable against the Borrowers and the Guarantor. All terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Existing Financing Agreements.

G. Certain Events of Default have occurred under the terms of the Existing Financing Agreements. Specifically, the following defaults currently exist (individually, an "Existing Event of Default" and collectively, the "Existing Events of Default"):

(i) Defaults under Sections 6.01(c)-(d) or (f) of the Loan Agreement or Section 8(b) of the Commercial Loan Note as a result of the Borrowers' failure to pay to the United States Internal Revenue Service ("IRS") Trust Fund taxes associated with payroll and accrued interest thereon as required by Sections 4.04 and 4.05 of the Loan Agreement;

(ii) Defaults under Sections 6.01(c)-(d) or (f) of the Loan Agreement or Section 8(b) of the Commercial Loan Note as a result of the Borrowers' incurrence of debt in the amount of $875,000 to Stanford Financial Group, LLC ("SFG") prohibited by Section 5.06 of the Loan Agreement; and

(iii)Defaults under Section 6.01 (f) of the Loan Agreement and Section 4(j) of the Mortgage as a result of the filing of a Construction Lien Claim against the Real Property by Builder Distributor in the amount of $28,709.52 recorded in the Somerset County Clerk's Office on October 30, 2003 in Mortgage Book 5493 at page 1529 (the "Construction Lien").

In addition to the Existing Events of Default, the parties contemplate that the following potential defaults may arise under the Existing Financing Agreements (collectively, the "Potential Defaults"):

(i) Defaults under Sections 6.01(c)-(d) or (f) of the Loan Agreement or Section 8(b) of the Note as a result of (1) the Borrowers' incurrence of additional debt of up to $875,000 from SFG as prohibited by Section 5.06 of the Loan Agreement or (2) the Borrowers' incurrence of additional debt of $3,250,000 in accordance with the terms of a convertible debt term sheet dated May 27, 2004 ("Convertible Debt") as prohibited by Section 5.06 of the Loan Agreement; and

(ii) Defaults under Section 8(b) of the Note as a result of dilution of the Guarantor's equity ownership in the Company below 30% as a result of fees paid in equity in connection with the SFG financing or the issuance of common stock upon conversion of the Convertible Debt, as prohibited by Section 6.01(l) of the Loan Agreement.

The Existing Events of Default and the Potential Defaults are herein collectively referred to as the "Designated Defaults".

H. Lender formally notified Borrowers and the Guarantors of the Existing Event of Default specified above in Paragraph G(i) in a letter from its counsel dated January 9, 2004. By letter from its counsel dated April 1, 2004, Lender formally notified Borrowers and the Guarantors of its election to accelerate the maturity of

the Loan, its demand for the full and immediate payment of all principal and other sums due to Lender under the Loan, its election to institute the default rate of interest of 5.0% over the normal rate (the "Default Rate") effective April 1, 2004, and its intention to exercise all of its rights and remedies under the Existing Financing Agreements. By letter from its counsel dated April 16, 2004, Lender provided the Guarantors with notice of its intention to foreclose its Mortgage against the Real Property as required by the terms of the Fair Foreclosure Act (N.J.S.A. 2A:50-53 et seq).

I. By Complaint filed on April 27, 2004 in the Superior Court of New Jersey, Lender has instituted suit against the Borrowers and the Guarantor to collect the sums outstanding under the Loan, which suit is captioned *PNC Bank, N.A., as successor by merger to UnitedTrust Bank v. Stronghold Technologies, Inc. et als*, Superior Court of New Jersey, Law Division, Union County, Docket No. UNN-L-001522-04 (the "Pending Action").

J. The Borrowers have requested Lender to forbear from (i) prosecuting the Pending Action to final judgment, (ii) instituting an action to foreclose the lien of its Mortgage, or (iii) taking any other actions to enforce or exercise its rights and remedies as a result of the Designated Events of Default. Lender has agreed to so forbear to the extent provided by, and pursuant to the terms and conditions of, this Agreement.

NOW, THEREFORE, with the foregoing Background deemed incorporated by reference herein and made a part hereof, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1. CONFIRMATION OF INDEBTEDNESS.

Borrowers, Guarantor, and Limited Guarantor confirm that the principal balance of the Loan as of the date hereof is $1,186,666.65, plus accrued and unpaid interest and unpaid costs and expenses, all of which are owing without defense, set off, counterclaim, discount or charge of any kind.

2. INTEREST RATE; REPAYMENT OF LOAN.

(a) Upon the execution of this Agreement, the Lender will reduce the rate of interest charged on the Loan from the Default Rate to a rate equal to three percent (3.0%) over the Prime Rate, as the same may change from time to time (the "Forbearance Rate"). The rate of interest payable by the Borrowers shall automatically increase from the Forbearance Rate to a new default rate equal to five percent (5.0%) in excess of the Forbearance Rate (the "New Default Rate") upon the Termination Date as defined in Section 3 of this Agreement, and the New Default Rate shall be applied to all accrued and unpaid interest then outstanding under the Loan, as well as all interest thereafter accruing.

(b) Upon the execution of this Agreement, the Borrowers shall make a payment to the Bank in the amount of $380,000.00, which payment shall be applied to reduce the principal due and owing under the Loan;

(b) Upon the execution of this Agreement, the Borrowers shall make an additional payment sufficient to pay all interest accrued under the Loan to date, which interest shall be charged at the Default Rate;

(c) Upon the execution of this Agreement, the Borrowers shall make a payment to the Bank in the amount of $8,446.30 to reimburse the cost of a field audit exam performed on behalf of the Bank;

(d) On July 15, 2004, August 15, 2004, September 15, 2004, October 15, 2004, and November 15, 2004, the Borrowers shall make principal payments of $50,000.00, together with accrued interest at the Forbearance Rate; and

(e) On or before December 15, 2004, the Borrowers shall pay all remaining principal, interest at the Forbearance Rate, and unpaid costs and expenses outstanding under the Loan (including all legal, accounting, appraisal and other professional fees and expenses incurred by the Lender).

3. AGREEMENT TO FORBEAR.

In consideration for the terms hereof, Lender agrees to forbear from (i) prosecuting the Pending Action to final judgment, (ii) instituting an action to foreclose the lien of its Mortgage, or (iii) taking any other actions to enforce or exercise its rights

and remedies as a result of the Designated Defaults, until the date (the "Termination Date") that is the earlier of: (a) the occurrence of an Event of Default hereunder, or (b) December 15, 2004. After the Termination Date, unless extended by Lender, in Lender's sole and absolute discretion, in writing, Lender shall have the option to exercise any and all rights and remedies it may have under the Existing Financing Agreements and as are otherwise available at law or in equity. The above notwithstanding, the Lender shall be entitled to enter default against the Borrowers and the Guarantor in the Pending Action (no judgment, however, shall be entered prior to the Termination Date).

4. ADDITIONAL COVENANTS OF BORROWERS, GUARANTOR AND LIMITED GUARANTOR.

The Borrowers and the Guarantors agree to the following covenants:

(a) The Borrowers will cause all of Borrowers', Guarantors' and their affiliates' deposit accounts (including those associated with merchant services) with Lender (the "Accounts"), which include, but are not limited to, Account Numbers 8131455255, 8024594153, 8003743893, 8004686173 and 8004686181, and all of Borrowers' and Guarantor's treasury management services, if any, with Lender (the "Treasury Management Services"), to be closed or terminated effective no later than the close of business on July 6, 2004. Borrowers will cause all fees and other amounts owing with respect to the Accounts and the Treasury Management Services to be promptly paid. Borrowers and Guarantor remain subject to all of Lender's rights and remedies under its deposit, treasury management and other agreements and under applicable law, including but not limited to (i) Lender's right to place holds on any of the Accounts in order to minimize any exposure Lender may have with respect to the Accounts and Treasury Management Services, (ii) Lender's right to terminate the Accounts and Treasury Management Services at any time prior to July 6, 2004 should Lender deem such action necessary, and (iii) the prohibition of the use of uncollected funds and the covering of overdrafts in the Accounts between now and July 6, 2004.

(b) Borrowers shall provide to the Lender the following financial reports by the 15th day of the next following month (i) a monthly balance sheet, income statement and supporting schedules, (ii) a monthly accounts receivable aging report including names and

addresses of each account debtor and (iii) a month end backlog report.

(c) Guarantors will use commercially reasonable best efforts to market and sell the Real Property. Guarantors will provide the Lender with (i) a copy of any present or future agreement listing the Real Property for sale with a realtor and (ii) written updates, in a form reasonably satisfactory to the Lender at least monthly by the 15th day of the next following month, summarizing the marketing efforts and any progress relating to the sale of the Real Property. If the Real Property (or any part thereof) is sold, the Lender will release its second Mortgage against the Real Property (or portion thereof) being sold provided that: (i) the Lender approves the sales price and the distribution of the proceeds from the sale, which approval the Lender may grant or withhold in its sole and absolute discretion; (ii) no Event of Default as defined in Section 12 of this Forbearance Agreement has occurred; and (iii) all Net Proceeds (as hereinafter defined) from such sale are paid by the closing agent directly to the Lender and deposited into a special cash collateral account to be established with the Lender (the "Cash Collateral Account") to further secure the repayment of the Loan and the Borrowers' obligations under this Forbearance Agreement. Net Sale Proceeds shall mean the gross contract price of the Real Property (or portion thereof), less the amount necessary to release the first mortgage, closing adjustments for taxes and other municipal liens, and ordinary and customary closing costs such as realty transfer fees and broker's commissions. The above notwithstanding, the Lender will not require the Guarantors to deposit Net Proceeds into the Cash Collateral Account in excess of the aggregate of (i) the principal sum then outstanding under the Loan, (ii) the estimated interest which will accrue thereon through December 15, 2004, and (iii) $100,000.00 (which will be held as a reserve to cover additional sums which may be due or become due and owing to the Lender under the Loan and this Forbearance Agreement). The Guarantors must execute all documentation required by the Lender to establish the Cash Collateral Account and to grant the Lender a perfected first lien security interest therein as contemplated by Article 9 of the Uniform Commercial Code. If the Borrowers pay all sums due to the Lender under the Loan and this Forbearance Agreement prior to the Termination Date, any sums on deposit in the Cash Collateral Account shall be paid to the Guarantors. If all sums due under the Loan and this Forbearance Agreement have been not paid to the Lender by the Termination Date, all sums held in the Cash Collateral Account shall then be paid to the Lender and applied to

the amounts due under the Loan and this Forbearance Agreement without further notice to Guarantors.

(d) Contemporaneously with the execution of this Forbearance Agreement, the Guarantor shall execute an Acknowledgement of Service of a Summons and the Complaint filed in the Pending Action (the "Acknowledgement"), which Acknowledgement shall be notarized and shall be in a form acceptable to the Lender.

5. INCORPORATION OF EXISTING FINANCING DOCUMENTS.

The parties acknowledge and agree that this Forbearance Agreement is incorporated into and made part of the Existing Financing Agreements, the terms and provisions of which, unless expressly modified herein or unless no longer applicable by their terms, continue unchanged and in full force and effect. To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in the Existing Financing Agreements, the terms and provisions hereof shall control.

6. BORROWERS' RATIFICATION. Borrowers agree that the maturity of the Loan has been properly accelerated by the Lender, they have no defenses or set-offs against the Lender, its past, present or future officers, directors, employees, agents or attorneys with respect to the Note, the Loan Agreement or the other Existing Financing Agreements, all of which are in full force and effect and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Borrowers hereby ratify and confirm their obligations under the Note, the Loan Agreement and the other Existing Financing Agreements and agree that the execution and the delivery of this Forbearance Agreement does not in any way diminish or invalidate any of its obligations thereunder. Borrowers hereby ratify, confirm and acknowledge that the statements contained in the foregoing Background are true and complete.

7. GUARANTORS' RATIFICATIONS.

The Guarantors hereby consent to the provisions of this Agreement and confirm and agree that their respective obligations

under the Guaranty Agreements shall be unimpaired hereby, that the maturity of the Loan has been properly accelerated by the Lender, and that each has no defenses or set-offs against the Lender, its past, present or future officers, directors, employees, agents or attorneys with respect to the Guaranty Agreements or the transactions contemplated by the Existing Financing Agreements and that all of the terms and conditions of the Guaranty Agreements not inconsistent herewith shall remain in full force and effect unmodified and are hereby ratified and confirmed. The Guarantors each hereby certify that the representations and warranties made in the Guaranty Agreements are true and correct as of the date hereof. Without limiting the generality of any of the foregoing, each of the Guarantors hereby ratifies, confirms and acknowledges that the statements contained in the foregoing Background are true and complete.

8. REPRESENTATIONS AND WARRANTIES.

Borrowers hereby represent, warrant and certify that:

(a) the representations and warranties made in the Note and the Loan Agreement are true and correct as of the date hereof;

(b) no Event of Default under the Note or the Loan Agreement and no event which with the passage of time or the giving of notice or both could become an Event of Default, exists on the date hereof other than the Designated Events of Default; and

(c) this Agreement has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligation of Borrowers, enforceable in accordance with its terms.

9. NO WAIVER.

Except as expressly provided herein, this Agreement does not and shall not be deemed to constitute a waiver by Lender of any Event of Default under the Note, Loan Agreement, Guaranty Agreements, or Mortgage, or of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate Lender to agree to any extension of the Termination Date or constitute a waiver of any of Lender's other rights or remedies. Neither this Agreement nor any other agreement entered into in connection herewith or pursuant to the

terms hereof shall be deemed or construed to be a satisfaction, accord and satisfaction, novation or release of any of the Existing Financing Agreements.

10. COLLATERAL.

(a) Borrowers hereby confirm that the Loan Agreement, as amended, any other collateral or security agreements of Borrowers, and all Collateral, liens, security interests, mortgages, and pledges created by Borrowers, continue unimpaired and in full force and effect and shall cover and secure all of Borrowers' existing and future liabilities to Lender, including without limitation, Borrowers' liabilities on the Loan.

(b) Guarantors hereby confirm that the Mortgage continues unimpaired and in full force and effect and shall cover and secure all of Borrowers' existing and future liabilities to Lender, including without limitation, Borrowers' liabilities on the Loan.

11. RELEASE AND INDEMNIFICATION.

In consideration for Lender's agreement to grant the forbearance set forth herein, Borrowers and Guarantors hereby waive and release and forever discharge Lender and its past, present or future officers, directors, attorneys, agents employees, parent company, affiliates, subsidiaries and successors and assigns from any liability, damage, claim, loss or expense of any kind that they may have now or hereafter against Lender or any of them arising out of or, in any way, relating to the Loan, the Accounts, the Treasury Management Services, and all other Obligations, including, but not limited to, those arising from the negotiation, administration or enforcement thereof (the "Released Claims"). Borrowers and Guarantors hereby further agree to indemnify and hold Lender and its past, present or future officers, directors, attorneys, agents, employees, parent company, affiliates, subsidiaries and successors and assigns harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against Lender or any of them on account of any claims arising out of or, in any way, relating to the Loan, the Accounts and the Treasury Management Services, including, but not limited to, those arising from the negotiation, administration or enforcement thereof. If, and to the extent that, any Released Claims are, for any reason whatsoever, not fully, finally and forever released and discharged

pursuant to the terms above, Borrowers and Guarantors hereby absolutely and unconditionally grant sell, bargain, transfer, assign and convey to Lender all of the Released Claims and any proceeds, settlements and distributions relating thereto. Borrowers and Guarantors further state that they have carefully read the foregoing release, know the contents thereof and grant the same as their own free act and deed.

12. EVENTS OF DEFAULT. Borrowers' or Guarantors' failure to comply with any of the terms, conditions, representations, warranties or covenants hereof or of any of the Existing Financing Agreements (other than as a result of the Designated Defaults prior to the Termination Date) shall be deemed to be an Event of Default hereunder and under the Existing Financing Agreements and shall permit Lender, at its option, without further notice (which notice is expressly waived by Borrowers and Guarantors), to enter final judgment by default in the Pending Action (Borrowers and Guarantor acknowledge that they have no defenses to the relief sought by Lender in the Pending Action), to increase the rate of interest payable in connection with the Loan to the New Default Rate, to institute proceedings to foreclose the Mortgage, and to exercise all other rights and remedies Lender may have under any of the documents evidencing the Loans or as are otherwise available at law or in equity, including all of Lender's rights with respect to Borrowers or Guarantors.

13. CONDITIONS TO CLOSING. Borrowers shall deliver the following to Lender prior to the execution hereof (the "Closing Date") (all documents to be in form and substance satisfactory to Lender):

(a) This fully executed Agreement;

(b) Borrowers shall unconditionally pay Lender a forbearance fee of $12,320.00, which shall be deemed earned on the Closing Date;

(c) Certified copies of a resolution of Borrowers' Board of Directors authorizing the execution of this Agreement, and all agreements and documents referred to herein;

(d) a properly executed and notarized Acknowledgement; and

(e) Proof that the Construction Lien has been satisfied and is being discharged in the land records of Somerset County, New Jersey.

14. MISCELLANEOUS.

(a) Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision hereof.

(b) Other Instruments. Borrowers and Guarantors agree to execute any other documents, instruments and writings, in form satisfactory to Lender, as Lender may reasonably request, as further evidence of Borrowers' and/or Guarantors' obligations hereunder and otherwise to carry out the intentions of the parties hereunder.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Third Parties. No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary.

(e) Payment of Fees, Costs and Expenses. Borrowers unconditionally agree to pay or reimburse Lender for any fees, costs and expenses (including without limitation attorneys' fees, accountants' fees, appraisal fees, or any other professional fees) arising in connection with the review, preparation, negotiation, documentation, closing and administration of this Agreement and the enforcement of Lender's rights under the Existing Financing Agreements (including attorneys' fees and costs relating to representation of Lender in any bankruptcy case or proceedings with respect to Borrowers or Guarantors). All such reimbursements shall be due and payable on demand and shall be secured by the Collateral.

(f) GOVERNING LAW. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE EXISTING FINANCING AGREEMENTS, THE EXISTING FINANCING AGREEMENTS AND THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY.

(g) Usury. It is the intent of Lender and Borrowers to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under any of the Existing Financing Agreements or this Agreement, then it is Borrowers' and Lender's express intention that such excess amount be immediately credited on the principal balance of the Note (or, if the Note has been fully paid, refunded by Lender to Borrowers, and Borrowers shall accept such refund), and the provisions hereof and thereof be immediately reformed and the amounts thereafter collectible hereunder reduced to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. Any such crediting or refund shall not cure or waive any default by any Borrowers under any of the Existing Financing Agreements or this Agreement.

(h) Severability. The provisions of this Agreement are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

(i) Consent to Relief from Stay. In any bankruptcy, receivership or similar proceeding brought by or against the Borrowers or any of the Guarantors, it is the intention of, and expressly consented to by, each of the Borrowers and the Guarantors that the Lender be granted immediate and complete relief from all bankruptcy stays and injunctions, including the automatic stay of 11 U.S.C. section 362(a), so that Lender can proceed with actions against its collateral and otherwise exercise all of its rights and remedies under the Existing Financing Agreements and this Agreement. In connection therewith, Borrowers and Guarantors covenant and agree, to the extent permitted by applicable law, not to object to any motion or other request by Lender for relief from any such stay or injunction relating to these actions. Subject to applicable law, it is the intention of, and expressly consented to by, Borrowers and Guarantors that they waive any exclusive right to file any plan of reorganization in any bankruptcy case or proceeding brought by or against any of them.

(j) Acknowledgement. Borrowers and Guarantors acknowledge and agree that they have had reasonable and sufficient time to read and consider the terms of this Agreement, understand the terms hereof, have had time and opportunity to consult with legal counsel of their choosing regarding the contents and legal

effect of this Agreement, and have voluntarily caused this Agreement to be executed with full knowledge of its provisions and effects.

(k) Time of Essence. Time is of the essence of this Agreement.

(l) Entire Agreement. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and completely integrates in writing all negotiations, discussions, understandings and agreements of every kind and character between and among the parties. Each party confirms and agrees that such party has executed this Agreement solely for the purpose expressly stated herein and therein, and not in reliance upon any other oral or written agreement, promise, representation and warranty, or upon any belief as to any fact not expressly recited herein or therein. This Agreement may not be supplemented, amended or modified in any way whatsoever without the prior written consent of all parties hereto.

(m) Fair Foreclosure Act Waiver. Borrowers and Guarantors hereby waive their rights under the New Jersey Fair Foreclosure Act, N.J.S.A. 2A:50-53 et seq. In the event of a default hereunder, Lender may proceed to foreclose the Mortgage on the Real Property without giving any of the notices set forth in the New Jersey Fair Foreclosure Act. Borrowers and Guarantors hereby acknowledge that this is a work-out agreement as contemplated by N.J.S.A. 2A:50-61.

(n) Consent to Jurisdiction. Borrowers and Guarantors irrevocably (1) consent to the jurisdiction of the Courts of the State of New Jersey or the United States District Court for the District of New Jersey in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking, (2) agree that, subject to Lender's election, all actions or proceedings relating to the Existing Financing Agreements or the transactions contemplated by this Agreement shall be litigated in such Courts, (3) agree that the terms of this Agreement may be enforced in the Pending Action, (4) waive any objection which they may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court, (5) waive personal service of any and all process upon them, and (6) agree to service of process by certified mail, return receipt

requested to the address of Borrowers set forth at the beginning of this Agreement.

(o) WAIVER OF JURY TRIAL. **BORROWERS AND GUARANTORS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS ANY OF THEM MAY HAVE TO A JURY TRIAL IN CONNECTION WITH THE PENDING ACTION OR ANY OTHER LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR OTHERWISE.**

DATED the date and year first above written.

BORROWERS:

Stronghold Technologies, Inc.,
a Nevada corporation

Attest: Karen S Jackson

Title: Asst. Secretary

By: [signature]
Christopher J. Carey

Title: President

Stronghold Technologies, Inc.,
a New Jersey corporation

Attest: Karen S Jackson

Title: Asst. Secretary

By: [signature]
Christopher J. Carey

Title: President

Guarantor:

Witness

Christopher J. Carey

Limited Guarantor:

Witness

Mary W. Carey

LENDER:

PNC BANK, NATIONAL ASSOCIATION

By: Mary E. Burgwinkle

Title: Vice President